Exhibit 99.1

Joint Filer Information

FORM 3

Other Joint Filers:  Blackstone Management Associates (Cayman) V L.P., TDS Investor (Cayman) GP Ltd., Peter G. Peterson and Stephen A. Schwarzman.

Addresses:  c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

Name of designated filer:  Blackstone LR Associates (Cayman) V Ltd.

Date of Event Requiring Statement:  July 18, 2007

Issuer Name and Ticker or Trading Symbol:  Orbitz Worldwide, Inc. (OWW)

BLACKSTONE MANAGEMENT ASSOCIATES (CAYMAN) V L.P.
By: BLACKSTONE LR ASSOCIATES (CAYMAN) V LTD., as General Partner

By:	/s/ Robert L. Friedman
	Name:	Robert L. Friedman
	Title:	Director

TDS INVESTOR (CAYMAN) GP LTD.

By:	/s/ Robert L. Friedman
	Name:	Robert L. Friedman
	Title:	Director

PETER G. PETERSON

/s/ Peter G. Peterson

STEPHEN A. SCHWARZMAN

/s/ Stephen A. Schwarzman